Exhibit 99.01

Press Release

Available for Immediate Publication: November 30, 2012

FNB Bancorp Declares 5% Stock Dividend

Source: FNB Bancorp (CA) (QTCQB: FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp, the holding company for First National Bank of Northern California, announced that its Board of Directors has declared a stock dividend of approximately 175,894 shares, payable at the rate of one share of Common Stock for every twenty (20) shares of Common Stock owned.  The stock dividend will be payable December 28, 2012, to shareholders of record on December 14, 2012.

Fractional shares will be paid at the closing price on the record date of December 14, 2012.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein.  Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected.  Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment;  (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects.  FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.